Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-18
*CUSIP:    21988G759       Class    A-1
           21988GAQ9       Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of   August 1, 2004.....                                      $0.00
        Scheduled Income received on securities.....             $1,873,462.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,687,031.25
        Distribution to Class A-2 Holders.....                    -$186,431.25
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   February 1, 2005.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   August 1, 2004.....                                      $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   February 1, 2005.....                                    $0.00


                UNDERLYING SECURITIES HELD AS OF   February 1, 2005

             Principal
              Amount                       Title of Security
             ---------                     -----------------
            $45,750,000       Southern Company Capital Trust I 8.19% Exchange
                              Capital Securities due February 1, 2037
                              *CUSIP:   84258PAC1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.